EXHIBIT 32.1
Certifications Furnished Pursuant to Section 906 of the Sarbanes — Oxley Act of 2002
          I, Richard P. Nespola, Chairman of the Board and Chief Executive Officer of The Management Network Group, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:
          1. The Annual Report on Form 10-K of the Company for the annual period ended January 1, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
          2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

BY:	/s/ RICHARD P. NESPOLA
CHAIRMAN OF THE BOARD
AND CHIEF EXECUTIVE OFFICER

Date: March 31, 2011
          I, Donald E. Klumb, Chief Financial Officer and Treasurer of The Management Network Group, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:
          1. The Annual Report on Form 10-K of the Company for the annual period ended January 1, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
          2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

BY:	/s/ DONALD E. KLUMB
CHIEF FINANCIAL OFFICER AND TREASURER

Date: March 31, 2011